UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission Of Matters To A Vote Of Security Holders.

On June 2, 2022, Pennsylvania Real Estate Investment Trust (the “Trust”) called to order its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At that time, a majority of the Trust’s common shares of beneficial interest (the “Common Shares”) entitled to vote were present (virtually or represented by proxy) at the meeting and, accordingly, the business to be considered by the holders of the Trust’s Common Shares (the “Common Shareholders”) was conducted and completed. However, at the time the Annual Meeting was convened, there were not present (virtually or represented by proxy) a sufficient number of the Trust’s issued and outstanding 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred”), the Trust’s 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (the “Series D Preferred,” and, together with the Series B Preferred and the Series C Preferred, the “Outstanding Preferred Shares”) to constitute a quorum of the Outstanding Preferred Shares for the Annual Meeting. As previously disclosed in our proxy statement for the Annual Meeting, with respect to the proposal set forth in the Trust’s proxy statement to be voted on by holders of the Outstanding Preferred Shares to fill the two additional trustee positions created on the Trust’s Board of Trustees by virtue of the terms of the designating amendments to the Trust’s trust agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of the Outstanding Preferred Shares (the “Preferred Trustee Election Proposal”), a majority of the Outstanding Preferred Shares, voting as a single class, must be present (virtually or represented by proxy) at the meeting to constitute a quorum. Accordingly, after having conducted and completed the business to be considered by the Common Shareholders, the Annual Meeting was adjourned until August 2, 2022 at 11:00 a.m. Eastern Time solely to consider the Preferred Trustee Election Proposal at such reconvened meeting.

At the Annual Meeting, three matters were submitted to a vote by the Common Shareholders. The voting results for the matters submitted to the Common Shareholders were as follows:

1.    The Trust’s Common Shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2023 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	Votes For	Withheld	Broker Non-Votes
George J. Alburger, Jr.	19,347,503	3,203,451	28,167,553
Joseph F. Coradino	18,547,443	4,003,511	28,167,553
Michael J. DeMarco	18,749,310	3,801,644	28,167,553
JoAnne A. Epps	19,261,323	3,289,631	28,167,553
Mark E. Pasquerilla	19,050,873	3,500,081	28,167,553
Charles P. Pizzi	18,726,743	3,824,211	28,167,553
John J. Roberts	19,086,730	3,464,224	28,167,553

2.    The Trust’s Common Shareholders approved, on an advisory basis, the Trust’s executive compensation as disclosed in the Proxy Statement, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,299,170	8,613,845	637,939	28,167,553

3.    The Trust’s Common Shareholders ratified the Audit Committee’s selection of BDO USA, LLP as the Trust’s independent auditor for 2022, as follows:

Votes For	Votes Against	Abstentions
46,006,675	3,400,068	1,311,764

Item 8.01	Other Events.

As discussed above, after having conducted and concluded the business to be considered by the Common Shareholders, due to the lack of quorum for the Preferred Trustee Election Proposal, the Annual Meeting was adjourned until August 2, 2022 at 11:00 a.m. Eastern Time in order to allow for more time for voting on the Preferred Trustee Election Proposal. The record date for the Annual Meeting remains the close of business on April 11, 2022. Only record holders of the Outstanding Preferred Shares as of the record date are entitled to and are being requested to vote. Proxies previously submitted by holders of the Outstanding Preferred Shares in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and holders of the Outstanding Preferred Shares who have previously submitted a proxy or otherwise voted need not take any action. Holders of the Trust’s Outstanding Preferred shares as of the close of business on April 11, 2022 who have not yet voted may do so via the internet or by phone up until August 1, 2022, at 11:59 p.m. Eastern Time. The business to be considered by the holders of the Trust’s Common Shares was completed and there is no action to be taken by Common Shareholders at this time.

A notice of internet availability of proxy materials containing instructions on how to access the definitive proxy statement was mailed to shareholders entitled to vote at the Annual Meeting. No changes have been made in the Preferred Trustee Election Proposal to be voted on by holders of the Outstanding Preferred Shares at the Annual Meeting. All of holders of the Outstanding Preferred Shares are encouraged to read the definitive proxy statement we filed with the Securities and Exchange Commission on April 22, 2022 and other proxy materials relating to the Annual Meeting, which are available free of charge on the Securities Exchange Commission’s website at www.sec.gov. PREIT’s shareholders may also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103, or from the Company’s website, https:// www.preit.com.

A form of Restricted Share Unit and Dividend Equivalent Rights Award Notice to be issued to non-employee trustees pursuant to the Trust’s Amended and Restated 2018 Equity Incentive Plan is included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Share Unit and Dividend Equivalent Rights Award Notice

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 8, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel

Exhibit 10.1

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

20__ RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS

AWARD NOTICE

This RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD NOTICE (this “Award Notice”) is effective on the __ day of __, 20__ and is made by Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”) to ___________________________ (the “Grantee”), a “Non-Employee Trustee” as defined in the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan (the “Plan”). Any capitalized term used in this Award Notice that is not separately defined herein shall have the meaning set forth in the Plan.

WHEREAS, the Trust desires to award the Grantee Restricted Share Units, as well as dividend equivalent rights or “DERs” with respect to such Restricted Share Units subject to certain restrictions as hereinafter provided, in accordance with the provisions of the Plan;

WHEREAS, DERs awarded with respect to Restricted Share Units will be expressed as a dollar amount, which will be applied to “purchase” additional Restricted Share Units (on which DERs will also be awarded).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Award of RSUs.

(a) RSU Base Units. The Grantee is hereby awarded a number of “RSU Base Units” initially equal to ______ Restricted Share Units.

(b) DERs Included. Each RSU Base Unit will also include a DER. If the Trust pays a cash dividend on its Shares while the RSU Base Units are outstanding, the Grantee will be credited with a number of additional Restricted Share Units equal to (1) the product of (i) dollar amount of dividends paid on one actual Share on the applicable dividend payment date (the “Dividend Date”), multiplied by (ii) the Grantee’s outstanding RSU Base Units as of the Dividend Date, divided by (2) the Share Value. Any additional RSU Base Units credited in accordance with this paragraph will be subject to the same vesting, payment and other terms and conditions as the original RSU Base Units to which they relate. Such additional RSU Base Units will also include DERs, which will be applied in the same manner (thereby increasing the Grantee’s RSU Base Units on a cumulative basis).

(c) This grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time; provided, that no amendment may adversely affect the terms established by this Award Notice without the written consent of the Grantee.

2. Vesting.

(a) Vesting. The Grantee shall vest in the RSU Base Units on ___ __, 20__ (or if the Shares do not trade on that date, then as of the first trading date thereafter) (the “RSU Vesting Date”) provided that the Grantee is providing services to the Trust as a Non-Employee Trustee on the RSU Vesting Date. Notwithstanding the foregoing, the vesting of the RSU Base Units will fully accelerate, upon the termination of the Grantee’s service as a Non-Employee Trustee as a result of the death or Disability (as defined in the Plan) of the Grantee.

(b) Accelerated Vesting Upon Change in Control. All unvested Restricted Shares awarded to the Grantee shall become fully vested upon a Change in Control (as defined in the Plan) provided that the Grantee is providing services to the Trust as a Non-Employee Trustee immediately prior to the Change in Control.

3. Termination of Service. Except as the Board may otherwise provide in its discretion, upon termination of the Grantee’s service as a Non-Employee Trustee for any reason other than the Grantee’s death or Disability (as defined in the Plan), all unvested Base RSUs that are held by the Grantee at the time of such a termination of service shall be forfeited by the Grantee.

4. Settlement of Base RSUs. As soon as practicable after the RSU Vesting Date, the Trust shall transfer to the Grantee one Share for each Base RSU becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Award). The Grantee shall have no rights as a shareholder with respect to the Base RSUs awarded hereunder prior to the date of issuance to the Grantee of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Base RSUs in cash based on the Fair Market Value of a Share on the RSU Vesting Date.

5. Share Delivery. Shares delivered pursuant to this Award Notice shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).

6. No Rights as a Shareholder. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Base RSUs awarded under this Award Notice prior to the date of issuance to the Grantee of a certificate or certificates for such Shares.

7. Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Base RSUs or notional Shares. The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Plan, subject to any restrictions imposed by applicable law or the Trust’s insider trading policies.

8. Governing Law. This Award Notice shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).

9. Controlling Documents. The terms and conditions of the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Notice.

10. Electronic Delivery of Documents. The Grantee hereby authorizes the Trust to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Trust’s Intranet site. Upon written request, the Trust will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Trust.

11. Code Section 409A. Base RSUs payable hereunder are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Base RSUs will be settled no later than the Short-Term Deferral Period (as defined in the Plan). Nonetheless, the Trust does not guarantee the tax treatment of this award or any amount payable to Grantee.

[signature page follows]

IN WITNESS WHEREOF, the Trust has caused this Award Notice to be duly executed by its duly authorized officer on the date indicated below.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By
Joseph F. Coradino, CEO

Date

ACKNOWLEDGED and ACCEPTED:

[Name of Trustee]

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan to name a beneficiary to whom any benefit under the Plan is to be paid in the event of your death. You should complete the Form, sign it, have it signed by the Trust, and date it.

*                *                 *                *

I designate the following as my beneficiary(ies) to receive any benefits payable under the 20     Restricted Share Unit and Dividend Equivalent Rights Award by reason of my death. I understand that if my designated beneficiary predeceases me, any benefits shall be paid to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by the Trust cancels all prior beneficiary designations previously filed by me under the Plan with respect to the 20     Award.

I hereby state that ____________________________ [insert name], residing at ____________________________________ ________________________________________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

Signature of Grantee	Date

ACCEPTED:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By
[Name]

Date: